EXHIBIT 99.3

                        DILLON COMPANIES, INC.
              EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN
                     INDEX TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1993


Report of Independent Accountants

Statement of Net Assets Available for Plan Benefits at December 31, 1993

Statement of Net Assets Available for Plan Benefits at December 31, 1992

Statement of Changes in Net Assets Available for Plan Benefits
  For the Year Ended December 31, 1993

Statement of Changes in Net Assets Available for Plan Benefits
  For the Year Ended December 31, 1992

Statement of Changes in Net Assets Available for Plan Benefits
  For the Year Ended December 31, 1991

Notes to Financial Statements

Schedule of Investments



                   REPORT OF INDEPENDENT ACCOUNTANTS




The Administration Committee of
     Dillon Companies, Inc. Employees'
     Stock Ownership and Savings Plan

We have audited the financial statements and the financial statement schedule of Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan as listed in the accompanying index. These financial statements and financial statement schedule are the responsibility of the Administration Committee of Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan as of December 31, 1993 and 1992, and the changes in its net assets available for plan benefits for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


(COOPERS & LYBRAND)
COOPERS & LYBRAND
Cincinnati, Ohio
April 22, 1994


                                   DILLON COMPANIES, INC. EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN
                                          Statement of Net Assets Available for Plan Benefits
                                                           December 31, 1993
                                                             (In Thousands)



                                                 401(k)                                    ESOP
                                   ---------------------------------------------------------------------------
                                   Balanced  Index    Fixed    Stock       Balanced  Index      Fixed   Stock
                                    Fund     Fund     Fund     Fund         Fund     Fund       Fund    Fund   Total
                                   --------  -----    -----    -----       --------  -----      -----   ------ -----
ASSETS

Investments:

   State Street Research and
     Management                    $10,167                                 $266                                  $10,433

   Mellon Capital Opening Stock
    Index Fund                               $5,588                                  $161                          5,749

   Fixed Income Securities                            $52,565                                   $1,814            54,379

   The Kroger Co. Common Stock
      401(k) Cost - $39,113
      ESOP Cost  - $23,530                                     $64,845                                  $42,569   107,414
                                   ------     ------  -------  -------     ----      ----       ------  -------  ---------

        Total Investments          10,167      5,588   52,565   64,845      266       161        1,814   42,569   177,975

Contributions Receivables and Other 1,015        207    1,121                27         6           38              2,414
                                   ------      -----   ------   ------     ----      ----       ------  -------   -------

NET ASSETS AVAILABLE FOR
 PLAN BENEFITS                    $11,182     $5,795  $53,686  $64,845     $293      $167       $1,852  $42,569   $180,389
                                  =======     ======  =======  =======     ====      ====       ======  =======   ========

The accompanying notes are an integral part of the financial statements.

                                   DILLON COMPANIES, INC. EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN
                                          Statement of Net Assets Available for Plan Benefits
                                                           December 31, 1992
                                                             (In Thousands)



                                                         401(k)                                   ESOP
                                       ------------------------------------------------------------------------------
                                        Balanced    Index      Fixed     Stock    Balanced    Index   Fixed    Stock
                                         Fund       Fund       Fund      Fund      Fund       Fund    Fund     Fund     Total
                                       ---------    -----      -----     -----    --------    -----   -----    -----    -----

ASSETS

Investments:

   State Street Research
     and Management                    $6,522                                     $132                                  $   6,654

   Mellon Capital Opening
     Stock Index Fund                               $4,760                                    $136                          4,896

   Fixed Income Securities                                     $41,538                                $1,086               42,624

   The Kroger Co. Common Stock
      401(k) Cost - $35,435
      ESOP Cost  - $24,853                                               $44,637                               $32,732     77,369

      Temporary Cash Investment                                                                                     19         19

                                       ------       ------     -------   -------  ----        ----    ------   -------  ---------
        Total Investments               6,522        4,760      41,538    44,637   132         136     1,086    32,751  $ 131,562

Receivables:

   Employer Contributions                                                    782                                              782

                                        -----       -----      ------     ------  ----        -----   -------  -------- ----------
        Total Assets                    6,522       4,760      41,538     45,419   132         136     1,086    32,751    132,344

LIABILITIES

Excess Participants Contribution            4           5          22         79                                    19        129
                                       ------      ------     -------    -------  ----        -----   -------  -------  ---------
NET ASSETS AVAILABLE FOR PLAN BENEFITS $6,518      $4,755     $41,516    $45,340  $132        $136    $1,086   $32,732   $132,215
                                       ======      ======     =======    =======  ====        =====   =======  =======  =========

The accompanying notes are an integral part of the financial statements.

                                   DILLON COMPANIES, INC. EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN
                                     Statement of Changes in Net Assets Available for Plan Benefits
                                                           December 31, 1993
                                                             (In Thousands)



                                                              401(k)                                ESOP
                                       ----------------------------------------    --------------------------------------
                                        Balanced    Index      Fixed     Stock     Balanced    Index       Fixed   Stock
                                          Fund      Fund       Fund      Fund        Fund      Fund        Fund    Fund     Total
                                       ----------   -----      -----    -------    --------    -----       -----   -----    -----

Employee Contributions                    $1,393    $1,022     $7,423    $8,484                                             $ 18,322

Employer Contributions                                                    1,713                                                1,713

Transfers from (to) Other Funds            2,619      (134)     3,036    (5,521)      $155        $24       $ 729   ($908)         0
                                          ------    ------     ------    ------       ----       -----     ------  ------   --------
                                           4,012       888     10,459     4,676        155         24         729    (908)    20,035

Investment Income:

   State Street Research and Management      945                                        20                                       965

   Mellon Capital Stock Index Fund                     480                                         12                            492

   Interest                                                     3,956                                         131              4,087

   Net Appreciation                                                      17,472                                     11,692    29,164
                                          ------    ------    -------    ------       ----       ----      ------  -------  --------
       Total Additions                     4,957     1,368     14,415    22,148        175         36         860   10,784    54,743

Expenses                                       5         4         31                                           1                 41

Distributions to Participants                288       324      2,214     2,643         14          5          93      947     6,528
                                           -----     -----     ------    ------       ----       ----      ------  -------  --------
       Net Increase                        4,664     1,040     12,170    19,505        161         31         766    9,837    48,174

Net Assets Available for Plan Benefits:

   Beginning of Year                       6,518     4,755     41,516    45,340        132        136       1,086   32,732   132,215
                                         -------    ------    -------   -------       ----      -----     ------- -------- ---------
   End of Year                           $11,182    $5,795    $53,686   $64,845       $293       $167      $1,852  $42,569  $180,389
                                         =======    ======    =======   =======       ====      =====     ======= ======== =========

The accompanying notes are an integral part of the financial statements.

                                   DILLON COMPANIES, INC. EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN
                                     Statement of Changes in Net Assets Available for Plan Benefits
                                                           December 31, 1992
                                                             (In Thousands)


                                                          401(k)                                        ESOP
                                        ---------------------------------------  -------------------------------------------
                                        Balanced    Index      Fixed     Stock   Balanced    Index       Fixed      Stock
                                          Fund      Fund       Fund      Fund      Fund      Fund        Fund       Fund    Total
                                        --------    -----      -----     -----   --------    -----       -----      -----   -----

Employee Contributions                    $1,094      $856     $6,764    $7,975                                             $ 16,689

Employer Contributions                                                      782                                                  782

Transfers from (to) Other Funds              304        33     (2,361)    2,024    $ 64      $ 47        $  112     ($223)         0
                                          ------      ----     ------    ------    ----      ----        ------     -----   --------
                                           1,398       889      4,403    10,781      64        47           112     (223)    17,471

Investment Income:

    State Street Research and Management     525                                     10                                         535

    Mellon Capital Stock Index Fund                    319                                     10                               329

       Interest                                                 3,404                                        96               3,500

       Net Depreciation                                                 (12,597)                                 (11,897)   (24,494)
                                           -----     -----      -----   -------      --     -----       -------  --------  --------
         Total Additions (Deductions)      1,923     1,208      7,807    (1,816)     74        57           208  (12,120)    (2,659)

Distributions to Participants                232       194      1,952     1,779       8         8            60      640      4,873
                                           -----     -----      -----   -------      --     -----       -------  -------   --------

         Net Increase (Decrease)           1,691     1,014      5,855    (3,595)     66        49           148  (12,760)   (7,532)

Net Assets Available for Plan Benefits:

   Beginning of Year                       4,827     3,741     35,661    48,935      66        87           938   45,492    139,747
                                          ------    ------    -------   -------    -----    -----       -------  -------   --------
   End of Year                            $6,518    $4,755    $41,516   $45,340    $132     $ 136       $ 1,086  $32,732   $132,215
                                          ======    ======    =======   =======    ====     =====       =======  =======   ========

The accompanying notes are an integral part of the financial statements.

                                   DILLON COMPANIES, INC. EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN
                                     Statement of Changes in Net Assets Available for Plan Benefits
                                                           December 31, 1991
                                                             (In Thousands)

                                                          401(k)                                    ESOP
                                       ----------------------------------------    -----------------------------------------
                                        Balanced    Index      Fixed     Stock     Balanced    Index     Fixed     Stock
                                          Fund      Fund       Fund      Fund        Fund      Fund      Fund      Fund    Total
                                       ---------    -----      -----     ------    --------    -----     -----     -----   -----
Employee Contributions                    $894        $650      $6,292    $7,188                                           $15,024
Employer Contributions                                                       699                                     $3        702
Transfers from (to) Other Funds           (828)        293        (529)    1,064    $2        ($19)       $355      (338)        0
                                        ------      ------     -------    ------   ---         ----       ----    ------  --------
                                            66         943       5,763     8,951     2         (19)        355      (335)   15,726

Investment Income:

   State Street Research and Management    940                                      15                                          955

   Mellon Capital Stock Index Fund                     700                                     20                               720

   Interest                                                      3,067                                      86                3,153

   Net Appreciation                                                        11,621                                   12,336    23,957
                                        ------       ------     ------    -------   --         ----        ----     ------- --------
     Total Additions                     1,006        1,643      8,830     20,572   17           1         441       12,001   44,511

Distributions to Participants              181          181      1,809      2,232   13           1          52        1,159    5,628
                                        ------       ------     ------    -------   --         ----        ---      ------- --------
     Net Increase                          825        1,462      7,021     18,340    4           0         389       10,842   38,883

Net Assets Available for Plan Benefits:

   Beginning of Year                     4,002        2,279      28,640    30,595   62          87         549       34,650  100,864
                                        ------       ------     -------   -------  ---         ---        ----      ------- --------
   End of Year                          $4,827       $3,741     $35,661   $48,935  $66         $87        $938      $45,492 $139,747
                                        ======       ======     =======   =======  ===         ===        ====      ======= ========

The accompanying notes are an integral part of the financial statements.

                        DILLON COMPANIES, INC.
              EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN

                     Notes to Financial Statements




1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     The following describes the significant policies followed in the preparation of these financial statements.

     INVESTMENTS VALUATION
     ---------------------

     Investments in securities (common and preferred stock) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Guaranteed Investment Contracts (GICs) with Insurance Companies are valued at contract value. Benefit Accessible Securities Investment Contracts (BASICs) are carried in the financial statements at amortized cost. Investments in the Index and Balanced Funds are valued at their fair value on the last business day of the year. Investment in Pacific Investment Management Company is valued at amortized cost.

     OTHER
     -----

     Purchases and sales of securities are reflected on a trade date basis.

     In accordance with the policy of stating investments at fair value, the Plan presents in the Statement of Changes in Net Assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

2.   PARTICIPANT DATA
     ----------------

     At December 31, 1993, the approximate number of employees, including former employees with remaining balances, participating by investment direction was:


                                                  401(k)     ESOP
                                                  ------     ----

     Stock Fund                                    2,903    12,312
     GIC Fund                                        913       249
     Balanced Fund                                    64         7
     Index Fund                                       27         6
     Stock Fund and GIC Fund                       6,221       379
     Stock Fund and Balanced Fund                    427         6
     Stock Fund and Index Fund                       284         7
     GIC Fund and Balanced Fund                      169        20
     GIC Fund and Index Fund                          55         7
     Balanced Fund and Index Fund                     39         3
     Participation in three or more funds          2,990        25
                                                  ------    -------

     Total participants                           14,092     13,021
                                                  ======    =======
3.   PLAN DESCRIPTION
     ----------------

     Employees of Dillon Companies, Inc. and its subsidiaries
     (Company) with one year of service and who have attained age 21 are eligible to become a participant as of the earliest January 1 or July 1 following completion of said eligibility requirements.

     The interest of all participants in the Plan are fully vested at all times and are not subject to forfeiture or cancellation under any circumstances. Plan assets are for participants only and may never revert to the employer.

     Plan income and expenses for each period are allocated to the participants' accounts in the ratio that the balance in the account of each participant bears to the balance of all the participants' accounts immediately before the allocation. ESOP employer contributions are allocated based on participants' salaries as stated in the Plan.

     All distributions to participants are in cash or in whole shares of The Kroger Co. common stock (cash is paid for fractional shares). Participants and beneficiaries individually exercise voting rights on the shares of The Kroger Co. common stock allocated to their account.

     Under the 401(k) salary reduction provision, each participant may make an election to have the Company contribute to the Plan on their behalf from two percent (2%) to twenty percent (20%) of the qualifying compensation that would otherwise be payable to them for the Plan year.

     A basic matching employer contribution is allocated to participants of the Stock Fund equal to ten percent (10%) of salaries directed by participants. A supplemental employer contribution is allocated in proportion to all participants' salaries directed to all investments. The supplemental contribution is based on the annual financial results as set by the Board of Directors of The Kroger Co. and ranges from none to twenty percent (20%) of participant contributions. For 1993, the Company made both a basic matching contribution and a supplemental contribution; for 1992 and 1991, the Company made only the basic matching contribution.

     The Company currently has discontinued contributions to the ESOP portion of the Plan and has no present intentions to resume such contributions.

     Further information about the Plan, including vesting, allocation and benefit provisions, and employer and employee contributions is contained in the Plan, and Plan amendments. Copies of these documents are available from the Company's Personnel Department.

4.   INVESTMENTS
     -----------

     The Plan's investments are held by the Dillon Companies, Inc. Employee Master Trust (the Trust) and are administered by the Dillon Companies, Inc. Trust Committee. The Trust Committee has selected investment managers, State Street Research and Management Company and the Mellon Capital Management Corp., to manage some of the fund assets. The State Street Research and Management Company is granted discretionary authority concerning investment of assets they manage. The Mellon Capital Stock Index Fund is directed by the Trust Committee to maintain a portfolio which performs comparable to the Standard & Poor's 500 Index. The net change in funds managed by investment managers includes revenue earned, unrealized and realized gains and losses on investments, and fiduciary expenses.

     The Plan transfers shares of The Kroger Co. common stock (at fair market value) to and from the other employee benefit plans of the Company participating in the Trust. The cost of the shares recorded by the Plan is the original cost of the shares of the transferring employee benefit plan. The resulting difference between the cost recorded and amount paid for the purchased shares is included in the determination of the net appreciation (depreciation) in fair value of the Plan's investments, which was $(1,474) in 1993, $(631) in 1992, and $1,075 in 1991.

     The Plan's investments (including investments bought, sold and held during the period), appreciated (depreciated) in value as follows:

          Kroger Stock     401(k)      ESOP         Total
          ------------     ------      -----        -----

              1991        $ 11,621   $ 12,336      $ 23,957
              1992         (12,597)  (11,897)       (24,494)
              1993          17,472    11,692         29,164

5.   TAX STATUS
     ----------

     The Fund constitutes a qualified trust under Section 401 of the Internal Revenue Code and is therefore exempt from federal income taxes under the provisions of Section 501(a).

     Participant contributions and earnings of the Plan are not subject to federal income tax until distribution, at which time they are taxable to the recipient.



                                                         DILLON COMPANIES, INC.
                                              EMPLOYEES' STOCK OWNERSHIP AND SAVINGS PLAN
                                                        SCHEDULE OF INVESTMENTS
                                                       December 31, 1993 and 1992
                                                             (In Thousands)



                                                    1993                                 1992
                                        -----------------------------     -----------------------------
                                        Number of                         Number of
                                        Shares or                         Shares or
                                        Principal                         Principal
Name of Issuer and Title of Issue         Amount     Cost       Value       Amount      Cost      Value
- - ---------------------------------       ---------    ----       -----     ---------     ----      -----

BALANCED FUND
 State Street Research and Management
    401(k)                               $10,167   $10,167    $10,167       $6,522     $6,522     $6,522
    ESOP                                    $266       266        266         $132        132        132

INDEX FUND
 Mellon Capital Stock Index Fund
    401(k)                                $5,588     5,588      5,588       $4,760      4,760      4,760
    ESOP                                    $161       161        161         $136        136        136

FIXED FUND
 Contracts with Insurance Companies,
    Benefit Accessible Securities
    Investment Contracts, and Pacific
    Investment Management Company
      401(k)                             $52,565    52,565     52,565      $41,538     41,538     41,538
      ESOP                                $1,814     1,814      1,814       $1,086      1,086      1,086

STOCK FUND
 The Kroger Co. Common Shares
    401(k)                                 3,222    39,113     64,845        3,052     35,435     44,637
    ESOP                                   2,115    23,530     42,569        2,238     24,853     32,732

 Temporary Cash Investments
    ESOP                                     --        --         --           $19         19         19
                                                  --------   --------                --------   --------
                                                  $133,204   $177,975                $114,481   $131,562
                                                  ========   ========                ========   ========